MEMORANDUM  OF  UNDERSTANDING
Between
MR.  NG  TUNG  WO  PAUL/TUNG  SHING  (USA-CAN)  LTD
And
TAGALDER  (2000)  INCORPORATED



This is to confirm that Mr. Ng Tung Wo Paul/Tung Shing (USA-CAN) Ltd ("Ng") agrees to sell and Tagalder (2000) Incorporated ("Tagalder") agrees to purchase additional ownership of Tung Shing Development Ltd ("TSD") up to 40% of the holding under the following terms and conditions:

1.     "TSD"  is  a  Hong  Kong  registered  company:

       Certificate  no:          07178935-000-04-007
       Flat/RM  1706,  Bonham  Trade  CTR,  50  Bonham  Strand,  Hong  Kong

2.     "TSD"  is  owned  by  "Ng".

3. "TSD" is in the business of investment, import/export, and general trading in the plywood business. "TSD" confirmed that "TSD" has 51% ownership in Jiangxi Tung Shing Plywood Factory Co., Ltd ("TSPF").


4. "TSD" has acquired 75% of Shenzhen Punluen Industrial Co., Ltd at the purchase price of C$2,399,627.00.

5. "Tagalder" already acquired 20% of TSD without the Shenzhen Punluen Insdutrial Co., Ltd.

6.     The  Price:


       As agreed by both parties, the purchase price of 40% of the ownership with the holding in Shenzhen Punluen Insdutrial Co., Ltd is fixed at C$3,246,672.00. Tagalder already paid C$1,113,208.00. The remaining balance of C$2,133,464,00 will be paid at closing.

7.     The  Management

       Both parties agree that Tagalder will elect one director to the board and retain the current management of "TSD" until further notice.

8.     The  Business

       Both parties agree to further develop and expand the current core business through corporate restructure and acquisition.


9.     Payment

       Both parties agree that Tagalder will issue common shares to pay for the purchase:.

       The  price:                           C$0.17
       Total  quantity  of  shares:          12,549,788  shares

10.     Official  Approval

This  agreement  is  conditional  upon  the  following  official  approval:

-     Tagalder's  Board
-     Regulatory  Approval
-     Tagalder  shareholders

11.     This  Memorandum  of  understanding  is  signed  on  June  18,  2001 by:




"Mr.  Ng  Tung  Wo  Paul"               "Mr.Peter  Chun"
------------------------                ---------------
Tung  Shing  Development  Limited       Tagalder  (2000)  Incorporated



Date:  June  18,2001                    Date:  June  18,2001